UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2025

Dominion Energy South Carolina, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	1-3375	57-0248695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Operation Way Cayce, South Carolina	29033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 2, 2025, Dominion Energy South Carolina, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with BofA Securities, Inc., Deutsche Bank Securities Inc. and Truist Securities, Inc., as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $450,000,000 aggregate principal amount of the Company’s 2025 Series A 5.30% First Mortgage Bonds due 2035 (the Bonds). The Bonds are First Mortgage Bonds that were registered by the Company under Rule 415 under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, which became effective on February 23, 2024 (File No. 333-277322-01). A copy of the Underwriting Agreement, including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

The Bonds will be issued under the Company’s April 1, 1993 Indenture.

Item 9.01	Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated January 2, 2025, among the Company and BofA Securities, Inc., Deutsche Bank Securities Inc. and Truist Securities, Inc., as Representatives for the underwriters named in the Underwriting Agreement.*

4.1	Indenture, dated as of April 1, 1993, between the Company (formerly South Carolina Electric & Gas Company) and The Bank of New York Mellon Trust Company, N.A. (successor to NationsBank of Georgia, National Association), as trustee (Exhibit 4.1, Form S-3 Registration Statement filed January 12, 2021, File No. 333-252048).

5.1	Opinion of Jim Odell Stuckey, Esq., relating to the Bonds.*

23.1	Consent of Jim Odell Stuckey, Esq. (Filed as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY SOUTH CAROLINA, INC.
Registrant

/s/ David M. McFarland
Name:	David M. McFarland
Title:	Vice President – Investor Relations and Treasurer

Date: January 8, 2025